EXHIBIT (4)(b)

              GOLDEN                                  DEFERRED
               AMERICAN                                COMBINATION
     [LOGO]    LIFE INSURANCE                          VARIABLE AND FIXED
               COMPANY                                 ANNUITY CERTIFICATE


Golden American is a stock Company domiciled in Wilmington, Delaware
- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------
Contractholder                                         Group Contract Number
[Golden Investors Trust]                               [G000010-OE]
- -----------------------------------------------------------------------------
Annuitant                Certificateowner
[Thomas J. Doe]          [John Q. Public]
                         [Jane Q. Public]
- -----------------------------------------------------------------------------
Initial Premium          Annuity Option                Annuity Commencement Date
[$10,000]                [Life 10 Year Certain]        [January 1, 2053]
- ------------------------------------------------------------------------------
Separate Account(s)                                           Certificate Number
[Separate Account B  and the Fixed Amount] [123456]
- -----------------------------------------------------------------------------

          In this Certificate "you" or "your" refers to the Certificateowner shown above. "We", "our", or "us" refers to Golden American Life Insurance Company. You may allocate this Certificate's Accumulation Value among the Separate Account Divisions and the Fixed Account shown in the Schedule.

          This Certificate describes the benefits and provisions of the group contract. The group contract, as issued to the Contractholder by us with any Riders or Endorsements, alone makes up the agreement under which benefits are paid. The group contract may be inspected at the office of the Contractholder. In consideration of any application for this Certificate and the payment of premiums, we agree, subject to the terms and conditions of the group contract, to provide the benefits described in this Certificate to the Certificateowner. The Annuitant under this Certificate must be eligible under the terms of the group contract. If the group contract and this Certificate are in force, we will make income payments to the Certificateowner starting on the Annuity Commencement Date as shown in the Schedule. If the Certificateowner dies prior to the Annuity Commencement Date, we will pay a death benefit to the Beneficiary. The amount of such benefit is subject to the terms of this Certificate.

          The benefits of the Certificate will be paid according to the provisions of the Certificate and group contract.

          RIGHT TO EXAMINE CERTIFICATE: You may return this Certificate to us or the agent through whom you purchased it within 10 days after you receive it. If so returned, we will treat the Certificate as though it were never issued. Upon receipt we will promptly refund the Accumulation Value plus any charges we have deducted as of the date the returned Certificate is received by us.

          ALL PAYMENTS AND VALUES, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT DIVISION, MAY INCREASE OR DECREASE, DEPENDING ON THE CERTIFICATE'S INVESTMENT RESULTS. ALL PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT, THE OPERATION OF WHICH MAY CAUSE SUCH PAYMENTS AND VALUES TO INCREASE OR DECREASE.

Signed for Golden American Life Insurance Company on the group Contract Issue Date.


President:                              Secretary:

- -----------------------------------------------------------------------------
DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CERTIFICATE - NO DIVIDENDS

     Variable Cash Surrender Values while the Certificateowner is living and prior to the Annuity Commencement Date. Death benefit subject to guaranteed minimum. Additional premium payment pption. Partial Withdrawal Option. Non-participating. Investment results reflected in values.


GA-CA-1007-04/95                     1

                               TABLE OF CONTENTS
- ------------------------------------------------------------------------------

THE SCHEDULE ........................................   3

  Premium Payment and Investment Information
  The Separate Accounts
  Certificate Facts
  Charges
  Income Plan Factors

IMPORTANT TERMS .....................................   4

INTRODUCTION TO THIS CERTIFICATE.....................   6

  The Certificate
  The Certificateowner
  The Annuitant
  The Beneficiary
  Change of Certificateowner or Beneficiary

PREMIUM PAYMENTS AND ALLOCATION CHANGES .............   7

  Initial Premium Payment
  Additional Premium Payment Option
  Your Right to Change Allocation of
    Accumulation Value
  What Happens if a Division is Not Available

HOW WE MEASURE THE CERTIFICATE'S
 ACCUMULATION VALUE .................................   7

  The Variable Separate Accounts
  Valuation Period
  Accumulation Value
  Accumulation Value in each Division and Fixed
    Allocation
  Fixed Account
  Measurement of Investment Experience
  Charges Deducted from Accumulation Value on each Certificate Processing Date

YOUR CERTIFICATE BENEFITS ...........................  13

  Cash Value Benefit
  Partial Withdrawal Option

DEATH BENEFIT PROCEEDS ..............................  14

  Proceeds Payable to the Beneficiary

CHOOSING AN INCOME PLAN .............................  15

  Annuity Benefits
  Annuity Commencement Date Selection
  Frequency Selection
  The Income Plan
  The Annuity Options
  Payments When Named Person Dies

OTHER IMPORTANT INFORMATION .........................  17

  Entire Contract
  Sending Notice to Us
  Reports to Certificateowner
  Assignment - Using this Certificate as
    Collateral Security
  Changing this Contract
  Contract Changes - Applicable Tax Law
  Misstatement of Age or Sex
  Non-Participating
  Payments We May Defer
  Authority to Make Agreements
  Required Note on Our Computations
  Facility of Payment
  Incontestability

     A copy of any enrollment form and any additional Riders and Endorsements are at the back of this Certificate.

SCHEDULE PAGES

     The Schedule Pages give specific facts about this Certificate and its coverage. Please refer to them while reading this Certificate.



GA-CA-1007-04/95                       2

                                  THE SCHEDULE

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------
Contractholder                                         Group Contract Number
[Golden Investors Trust]                               [G000010-OE]
- -----------------------------------------------------------------------------
Annuitant                Certificateowner
[Thomas J. Doe]          [John Q. Public]
                         [Jane Q. Public]
- -----------------------------------------------------------------------------
Annuitant's Issue Age    Annuitant's Sex            Certificateowner's Issue Age
[35]                     [Male]                     [55]
- -----------------------------------------------------------------------------
Initial Premium          Annuity Option             Annuity Commencement Date
[$10,000]                [Life 10 Year Certain]     [January 1, 2053]
- -----------------------------------------------------------------------------
Certificate Date         Certificate Issue Date     Certificate Number
[January 1, 1994]        [January 1, 1994]          [123456]
- -----------------------------------------------------------------------------
Separate Account(s)
[Separate Account B  and the Fixed Account]
- -----------------------------------------------------------------------------


Premium Payment and Investment Information

     Initial premium payment received:            [$10,000]

     Your initial Accumulation Value has been invested as follows:

                                             Percentage of
                     Divisions               Accumulation Value
                     ---------               ------------------
               [Multiple Allocation               10%
                   Fully Managed                  10%
               Capital Appreciation               10%
                 Rising Dividends                 10%
                    All-Growth                    10%
                    Real Estate                   10%
                   Value Equity                    5%
                 Natural Resources                 5%
                 Emerging Markets                  5%
            The Managed Global Account             5%
               Limited Maturity Bond               5%
                   Liquid Asset                    5%]

                       Fixed
                    Allocations
                    -----------
             [1-Year Guarantee Period              5%
              3-Year Guarantee Period              5%]
                                               --------
                       Total                     100%
                                               ========



GA-CA-1007-04/95                       3A1

- -----------------------------------------------------------------------------

Additional Premium Payment Information

We will accept additional premium payments until either the Annuitant or the Certificateowner reaches the Attained Age of [85]. The minimum additional payment which may be made is [$500.00].

Accumulation Value Allocation Rules

The maximum number of Divisions in which you may be invested at any one time is [twelve]. You are allowed unlimited allocation changes per Certificate Year without charge. We reserve the right to impose a charge for any allocation change in excess of [twelve] per Certificate Year. We also reserve the right to limit, upon notice, the maximum number of allocation changes you may make within a Certificate Year. The Excess Allocation Charge is shown in the Charges section of the Schedule.

Allocation Changes by Telephone

You may request allocation changes by telephone during our telephone request business hours. You may call our Customer Service Center at 1-800-366-0066 to make allocation changes by using the personal identification number you will receive. You may also mail any notice or request for allocation changes to our Customer Service Center.


GA-CA-1007-04/95                       3A2

- -----------------------------------------------------------------------------

The Variable Separate Accounts

     Divisions Investing in Shares of Mutual Funds

     Separate Account B is a Unit Investment Trust Separate Account, organized in and governed by the laws of the State of Delaware, our state of domicile. Separate Account B is divided into Divisions. Each Division listed below invests in shares of the mutual fund portfolio designated. Each portfolio is a part of The GCG Trust managed by Directed Services, Inc.

ALL-GROWTH          ALL-GROWTH SERIES
DIVISION            Portfolio Manager - Pilgrim Baxter & Associates, Ltd.

CAPITAL             CAPITAL APPRECIATION SERIES
APPRECIATION        Portfolio Manager - INVESCO (NY), Inc.
DIVISION

DEVELOPING          DEVELOPING WORLD SERIES
WORLD DIVISION      Portfolio Manager - Baring International Investment
                                        Limited

GROWTH              GROWTH OPPORTUNITIES SERIES
OPPORTUNITIES       Portfolio Manager - Montgomery Asset Management, LLC
DIVISION

FULLY               FULLY MANAGED SERIES
MANAGED             Portfolio Manager - T. Rowe Price Associates, Inc.
DIVISION

MULTIPLE            MULTIPLE ALLOCATION SERIS
ALLOCATION          Portfolio Manager - Zweig Advisors Inc.
DIVISION

RISING              RISING DIVIDENDS SERIES
DIVIDENDS           Portfolio Manager - Kayne Anderson Investment
DIVISION                                Management, LLC

STRATEGIC           STRATEGIC EQUITY SERIES
EQUITY              Portfolio Manager - Zweig Advisors Inc.
DIVISION

VALUE               VALUE EQUITY SERIES
EQUITY              Portfolio Manager - Eagle Asset Management, Inc.
DIVISION

EMERGING         EMERGING MARKETS SERIES
MARKETS          Portfolio Manager - J. P. Morgan Investment Management Inc.
DIVISION

GLOBAL           GLOBAL FIXED INCOME PORTFOLIO
FIXED            Portfolio Manager - Baring Investment Limited International
INCOME
DIVISION

GROWTH AND       GROWTH AND INCOME PORTFOLIO
INCOME           Portfolio Manager - Robertson, Stephens & Company Investment
DIVISION         Manager, L. P.

GA-CA-1007-04/95                      3Bl

- -----------------------------------------------------------------------------

HARD             HARD ASSETS SERIES
ASSETS           Portfolio Manager - Van Eck Associates Corporation
DIVISION

LIMITED          LIMITED MATURITY BOND SERIES
MATURITY         Portfolio Manager - ING Investment Management, LLC
BOND
DIVISION

LIQUID           LIQUID ASSET SERIES
ASSET            Portfolio Manager - ING Investment Management, LLC
DIVISION

MANAGED          MANAGED GLOBAL SERIES
GLOBAL           Portfolio Manager - Putnam Investment Management, Inc.
DIVISION

MID-CAP          MID-CAP GROWTH SERIES
GROWTH           Portfolio Manager - Massachusetts Financial Services Co.
DIVISION

REAL             REAL ESTATE SERIES
ESTATE           Portfolio Manager - EII Realty Securities, Inc.
DIVISION

RESEARCH         RESEARCH PORTFOLIO
DIVISION         Portfolio Manager - Massachusetts Financial Services Co.

SMALL            SMALL CAP SERIES
CAP              Portfolio Manager - Fred Alger Management, Inc.
DIVISION

TOTAL            TOTAL RETURN PORTFOLIO
RETURN           Portfolio Manager - Massachusetts Financial Services Co.
DIVISION

VALUE +          VALUE + GROWTH PORTFOLIO
GROWTH           Portfolio Manager - Robertson, Stephens & Company
DIVISION                             Investment Management, L. P.

  NOTE: PLEASE REFER TO THE PROSPECTUSES FOR THE CONTRACT AND THE GCG TRUST FOR MORE DETAILS.

Each Division below invests in shares of the mutual fund portfolio (the "Portfolio") designated. Each portfolio is a part of the PIMCO Trust managed by Pacific Investment Management Company ("PIMCO").

HIGH YIELD       HIGH YIELD BOND PORTFOLIO
BOND             Portfolio Manager - PIMCO.
DIVISION

STOCKSPLUS       STOCKSPLUS GROWTH AND INCOME PORTFOLIO
GROWTH AND       Portfolio Manager - PIMCO
INCOME
DIVISION

GA-CA-1007-04/95                       3B2

- -----------------------------------------------------------------------------

CERTIFICATE FACTS

     Certificate Processing Date

     The Certificate Processing Date for your Certificate is [April 1] of each year.

     Specially Designated Division

     When a distribution is made from an investment portfolio underlying a Separate Account Division in which reinvestment is not available, we will allocate the amount of the distribution to the [Liquid Asset Division] unless you specify otherwise.

PARTIAL WITHDRAWALS

     [The maximum amount that can be withdrawn each Certificate Year without being considered an Excess Partial Withdrawal is 15% of the Accumulation Value as of the date of the withdrawal. We will collect a Surrender Charge for excess Partial Withdrawals and a charge for any unrecovered premium taxes. In no event may a Partial Withdrawal be greater than 90% of the Cash Surrender Value.

      Conventional Partial Withdrawals

          Minimum Withdrawal Amount:          $1,000

     Any Conventional Partial Withdrawal from a Fixed Allocation is subject to a Market Value Adjustment unless taken from a Fixed Allocation within the thirty days prior to the Maturity Date of such Fixed Allocation.

     Systematic Partial Withdrawals

     Systematic Partial Withdrawals may be elected to commence after 28 days from the Certificate Issue Date and may be taken on a monthly or quarterly basis. You select the day withdrawals will be made, but no later than the 28th day of the month. If you do not elect a day, the Certificate Date will be used.

          Minimum Withdrawal Amount:         $100.00

          Maximum Withdrawal Amounts:

              Separate Account Divisions:    1.25% monthly or 3.75% quarterly
                                             of Accumulation Value.

              Fixed Allocations:             Interest earned on Fixed Allocation
                                             in prior month (for monthly
                                             withdrawals) or prior quarter
                                             (for quarterly withdrawals).

     A Systematic Partial Withdrawal from a Fixed Allocation is not subject to Market Value Adjustment.]

     Death Benefit

     [IF DEATHBEN="1" Option 1: The Death Benefit is the greatest of (i) the Accumulation Value, (ii) the Guaranteed Death Benefit, (iii) the Cash Surrender Value, and (iv) the sum of premiums paid, less any partial withdrawals.

     IF DEATHBEN="2" Option 2: The Death Benefit is the greatest of (i) the Accumulation Value, (ii) the Guaranteed Death Benefit, (iii) the Cash Surrender Value, and (iv) the sum of premiums paid, less any partial withdrawals.

     IF DEATHBEN="3" Option 3: The Death Benefit is the greater of (i) the Cash Surrender Value, (ii) the Accumulation Value, and (iii) the sum of the premiums paid, less any Partial Withdrawals.]





GA-CA-1007-04/95                       3C1

- -----------------------------------------------------------------------------


     Guaranteed Death Benefit

     [On the Certificate Date, the Guaranteed Death Benefit is the initial premium. On subsequent Valuation Dates, the Guaranteed Death Benefit is calculated as follows:

     Option 1:

          (1) Start with the Guaranteed Death Benefit from the prior Valuation Date;

          (2)  Calculate interest on (l) if the Owner is living (the
               Annuitant if the Owner is not an individual) for the current Valuation Period at the Guaranteed Death Benefit Interest Rate;

          (3)  Add (l) and (2);

          (4) Add any additional premiums paid during the current Valuation Period to (3);

          (5) Subtract Partial Withdrawals made during the current Valuation Period from (4);

     Each accumulated initial or additional premium payment, reduced by any Partial Withdrawals (including any associated Market Value Adjustment and Surrender Charge incurred) allocated to such premium, will continue to grow at the Guaranteed Death Benefit Interest Rate until reaching its Maximum Guaranteed Death Benefit.

     Guaranteed Death Benefit Interest Rate

     The Guaranteed Death Benefit is accumulated at a rate of 7% compounded annually, except:

          (l) Amounts in the Liquid Asset Division are accumulated at the net rate of return for the Liquid Asset Division during the current Valuation Period if less than 7%; and

          (2) Amounts in Limited Maturity Bond Division are accumulated at the net rate of return for the Limited Maturity Bond Division during the current Valuation Period if less than 7%; and

          (3) Amounts in a Fixed Allocation are accumulated at the interest rate being credited to such Fixed Allocation during the current Valuation Period if less than 7%.

     Maximum Guaranteed Death Benefit

     The Maximum Guaranteed Death Benefit is initially equal to two times the initial or additional premium paid. Thereafter, the Maximum Guaranteed Death Benefit as of the effective date of a partial withdrawal is reduced first by the amount of any partial withdrawal representing earnings and second in proportion to the reduction in Accumulation Value for any partial withdrawal representing premium (in each case, including any associated Market Value Adjustment and Surrender Charge incurred). If withdrawals do not exceed 7% of premium paid in a Certificate Year, and did not exceed 7% of premiums paid in any prior Certificate Year, the Maximum Gauranteed Death Benefit will be reduced only by the amount of such withdrawals. Once withdrawals exceed 7% in a Certificate Year all withdrawals of premium will be treated as proportional in relation to the amount of Accumulation Value for any Partial Withdrawal (including any Market Value Adjustment or Surrender Charge incurred).

     Option 2:

          (l) Start with the Guaranteed Death Benefit from the prior Valuation Date;

          (2) Add to (1) any additional premium paid since the prior Valuation Date and subtract from (l) any Partial Withdrawals taken since the prior Valuation Date;

          (3) On a Valuation Date which occurs through the Certificate Year in which the Certificateowner's Attained Age is 80 and which is also a Certificate Anniversary, if the Owner is living (the Annuitant if the Owner is not an individual), we set the Guaranteed Death Benefit equal to the greater of (2) or the Accumulation Value as of such date. On all other Valuation Dates, the Guaranteed Death Benefit is equal to (2).

     Option 3:

          (l) Start with the Guaranteed Death Benefit from the prior Valuation Date;

          (2) Add any additional premiums paid during the current Valuation Period to (l);

          (3) Subtract any Partial Withdrawals made during the current Valuation Period from (2).]

     Change of Certificateowner

     [When the ownership changes, the new Certificateowner's age at the time of the change will be used as the basis for the death benefit. The new Certificateowner's death will determine when a death benefit is payable.

     IF DEATHBEN="l": If the new Certificateowner's age is less than or equal to 75, the Guaranteed Death Benefit Option in effect prior to the change of Certificateowner will remain in effect. If the new Certificateowner's age is greater than 75, the Guaranteed Death Benefit will be zero and the Death Benefit shall be the greatest of the Cash Surrender Value, the Accumulation Value, and the sum of the premiums paid, less any Partial Withdrawals.]

GA-CA-1007-04/95                        3C2

- -----------------------------------------------------------------------------

     IF DEATHBEN="2": If the new Certificateowner's age is less than or equal to 79, the Guaranteed Death Benefit Option in effect prior to the change of Certificateowner will remain in effect. If the new Certificateowner's age is greater than 79, the Guaranteed Death Benefit will be zero and the Death Benefit shall be the greater of Cash Surrender Value, the Accumulation Value, and the sum of premiums paid, less any Partial Withdrawals.]

     IF DEATHBEN="3": The Guaranteed Death Benefit Option after the change of Certificateowner will remain the same as before the change.]

CHOOSING AN INCOME PLAN

     Required Date of Annuity Commencement

     [The required date of annuity commencement is the same date as the Certificate Processing Date in the month following the Annuitant's [85th] birthday. If, on the Annuity Commencement Date, a surrender charge remains, your elected Annuity Option must include a period certain of at least five years duration. In applying the Accumulation Value, we may first collect any premium taxes due us.]

     Minimum Annuity Income Payment

     The minimum monthly annuity income payment that we will make is [$20].

     Optional Benefit Riders - [None.]





GA-CA-1007-04/95                        3C3

- -----------------------------------------------------------------------------

FIXED ACCOUNT

     Minimum Fixed Allocation

     The minimum allocation to the Fixed Account in any one Fixed Allocation is [$250.00].

     Guaranteed Minimum Interest Rate - [3%]

     Guarantee Periods

     We currently offer Guarantee Periods of [l, 3, 5, 7 and l0] years. We reserve the right to offer Guarantee Periods of durations other than those available on the Certificate Date. We also reserve the right to cease offering a particular Guarantee Period or Periods.

     Index Rate

     The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average is based on the period from the 22nd day of the calendar month two months prior to the calendar month of Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity date for these U.S. Treasury Strips is on or next following the last day of the Guarantee Period. If these Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method.

     We currently set the Index Rate once each calendar month. However, we reserve the right to set the Index Rate more frequently than monthly, but in no event will such Index Rate be based on a period of less than 28 days.

CHARGES

     Charge Deduction Division

     [All charges against the Accumulation Value in this Certificate will be deducted from the [Liquid Asset Division].]

     Deductions from Premiums - [None.]

     Deductions from Accumulation Value

     Initial Administrative Charge - [None.]

     Administrative Charge - [We charge [$40] to cover a portion of our ongoing administrative expenses for each Certificate Processing Period. The charge is incurred at the beginning of the Certificate Processing Period and deducted on the Certificate Processing Date at the end of the period.

     At the time of deduction, this charge will be waived if:

          (1)  The Accumulation Value is at least $100,000; or

          (2)  The sum of premiums paid to date is at least $100,000.]

     Excess Allocation Charge - Currently none, however, we reserve the right to charge [$25.00] for a change if you make more than [twelve] allocation changes per Certificate Year. Any charge will be deducted from the Divisions and Fixed Allocations from which each such allocation is made in proportion to the amount being transferred from each such Division and Fixed Allocation.





GA-CA-1007-04/95                       3D1

- -----------------------------------------------------------------------------

     Surrender Charge - A Surrender Charge is imposed as a percentage of premium if the Certificate is surrendered or an Excess Partial Withdrawal is taken. The percentage imposed at time of surrender or Excess Partial Withdrawal depends on the number of complete years that have elapsed since a premium payment was made. The Surrender Charge expressed as a percentage of each premium payment is as follows:

                    Complete Years Elapsed          Surrender
                    Since Premium Payment           Charges
                    ---------------------           -------

                         [0                            7%
                          1                            7%
                          2                            6%
                          3                            5%
                          4                            4%
                          5                            3%
                          6                            1%
                          7+                           0%]

     For the purpose of calculating the Surrender Charge for an Excess Partial Withdrawal; a) we treat premiums as being withdrawn on a first-in, first-out basis, and b) amounts withdrawn which are not considered an Excess Partial Withdrawal are not considered a withdrawal of any premium payments.

     [Premium Taxes - We deduct from the Accumulation Value the amount of any premium or other state and local taxes levied by any state or governmental entity when such taxes are incurred.

     We reserve the right to defer collection of premium taxes until surrender or until application of Accumulation Value to an Annuity Option. An Excess Partial Withdrawal will result in the deduction of any premium tax then due us on such amount. We reserve the right to change the amount we charge for premium tax charges on future premium payments to conform with changes in the law or if the Certificateowner changes state of residence.]

     Deductions from the Divisions

     Mortality and Expense Risk Charge - [We deduct [0.003863%] of the assets in the Separate Account Division on a daily basis (equivalent to an annual rate of [1.40%]) for mortality and expense risks. This charge is not deducted from the Fixed Account values.]

     Asset-Based Administrative Charge - [We deduct 0.000411% of the assets in each Separate Account Division on a daily basis (equivalent to an annual rate of 0.15%) to compensate us for a portion of our ongoing administrative expenses. This charge is not deducted from the Fixed Account.]





GA-CA-1007-04/95                           3D2

- -----------------------------------------------------------------------------

Income Plan Factors

[Values for other payment periods, ages, or joint life combinations are available on request. Monthly payments are shown for each $1,000 applied.

                       TABLE FOR INCOME FOR A FIXED PERIOD

    Fixed Period     Monthly   Fixed Period   Monthly  Fixed Period   Monthly
        of Years     Income        of Years   Income       of Years   Income
    ------------     --------  ------------   -------  ------------   -------

                                   11          $8.88       21         $5.33
          2          $42.96        12           8.26       22          5.16
          3           29.06        13           7.73       23          5.00
          4           22.12        14           7.28       24          4.85
          5           17.95        15           6.89       25          4.72
          6           15.18        16           6.54       26          4.60
          7           13.20        17           6.24       27          4.49
          8           11.71        18           5.98       28          4.38
          9           10.56        19           5.74       29          4.28
         10            9.64        20           5.53       30          4.19



                           TABLE FOR INCOME FOR LIFE

                  Male/Female            Male/Female          Male/Female
Age          10 Years Certain       20 Years Certain       Refund Certain
- ---          ----------------       ----------------       --------------

50             $4.53/4.19               $4.38/4.13           $4.40/4.12
55              4.93/4.52                4.68/4.40            4.74/4.42
60              5.45/4.96                4.99/4.72            5.16/4.79
65              6.11/5.52                5.30/5.07            5.75/5.29
70              6.91/6.26                5.54/5.40            6.52/5.97
75              7.79/7.18                5.68/5.62            7.33/6.74
80              8.61/8.18                5.75/5.73            8.61/7.90
85 & Over       9.24/9.01                5.77/5.76           10.43/9.50]


GA-CA-1007-04/95                   3E

                                 IMPORTANT TERMS
- -----------------------------------------------------------------------------

     ACCUMULATION VALUE - The amount that a Certificate provides for investment at any time. Initially, this amount is equal to the premium paid.

     ANNUITANT - The person designated by the Certificateowner to be the measuring life in determining Annuity Payments.

     ANNUITY COMMENCEMENT DATE - For each Certificate, the date on which Annuity
          Payments begin.

     ANNUITY OPTIONS - Options the Certificateowner selects that determine the form and amount of annuity payments.

     ANNUITY PAYMENT - The periodic payment a Certificateowner receives. It may be either a fixed or a variable amount based on the Annuity Option chosen.

     ATTAINED AGE - The Issue Age of the Annuitant or Certificateowner plus the number of full years elapsed since the Certificate Date.

     BENEFICIARY - The person designated to receive benefits in the case of the death of the Certificateowner.

     BUSINESS DAY - Any day the New York Stock Exchange ("NYSE") is open for trading, exclusive of federal holidays, or any day on which the Securities and Exchange Commission ("SEC") requires that mutual funds, unit investment trusts or other investment portfolios be valued.

     CASH SURRENDER VALUE - The amount the Certificateowner receives upon surrender of the Certificate.

     CERTIFICATE - This is a summary of the benefits and provisions provided by the group contract.

     CERTIFICATE ANNIVERSARY - The anniversary of the Certificate Date.

     CERTIFICATE DATE - The date we received the initial premium and upon which we begin determining the Certificate values. It may or may not be the same as the Certificate Issue Date. This date is used to determine Certificate months, processing dates, years, and anniversaries.

     CERTIFICATE ISSUE DATE - The date the Certificate is issued at our Customer
          Service Center.

     CERTIFICATE PROCESSING DATES - The days when we deduct certain charges from the Accumulation Value. If the Certificate Processing Date is not a Valuation Date, it will be on the next succeeding Valuation Date. The Certificate Processing Date will be on the Certificate Anniversary of each year.

     CERTIFICATE PROCESSING PERIOD - The period between successive Certificate
          Processing Dates unless it is the first Certificate Processing Period. In that case, it is the period from the Certificate Date to the first Certificate Processing Date.

     CERTIFICATE YEAR - The period between Certificate Anniversaries.

     CERTIFICATEOWNER - The person who owns a Certificate and is entitled to exercise all rights of the Certificate. This person's death also initiates payment of the death benefit.

     CHARGE DEDUCTION DIVISION - The Division from which all charges are deducted if so designated on the enrollment form or later elected by the Certificateowner.

     CONTINGENT ANNUITANT - The person designated by the Certificateowner who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

GA-CA-1007-04/95                        4

- -----------------------------------------------------------------------------

     CONTRACT ISSUE DATE - The date the group contract is issued at our Customer
          Service Center.

     CONTRACTHOLDER - The entity to whom the group contract is issued.

     CUSTOMER SERVICE CENTER - The entity that provides service to our Contractholders and Certificateowners. It is located at l001 Jefferson Street, Suite 400, Wilmington, Delaware 19801 and may be reached by phone at 1-800-366-0066.

     DIVISION - An investment option available in the Variable Separate Accounts shown on the Schedule.

     ENDORSEMENTS - Endorsements add provisions or change the terms of the group contract or Certificate.

     EXPERIENCE FACTOR - The factor which reflects the investment experience of the portfolio in which a Division invests and also reflects the charges assessed against the Division for a Valuation Period.

     FIXED ACCOUNT - This is the Separate Account established to support Fixed
          Allocations.

     FIXED ALLOCATION - An amount allocated to the Fixed Account that is credited with a Guaranteed Interest Rate for a specified Guarantee Period.

     GENERAL ACCOUNT - The account which contains all of our assets other than those held in our Separate Accounts.

     GUARANTEED DEATH BENEFIT INTEREST RATE - The annual rate at which the
          Guaranteed Death Benefit is calculated.

     GUARANTEE PERIOD - The period of years a rate of interest is guaranteed to be credited to a Fixed Allocation.

     GUARANTEED INTEREST RATE - The effective annual interest rate which we will credit for a specified Guarantee Period.

     GUARANTEED MINIMUM INTEREST RATE - The minimum interest rate which can be declared by Us for Fixed Allocations.

     INDEX OF INVESTMENT EXPERIENCE - The index that measures the performance of a Division.

     INITIAL PREMIUM - The payment amount required to put each Certificate in effect.

     ISSUE AGE - The Annuitant's or Certificateowner's age on the last birthday on or before the Certificate Date.

     MARKET VALUE ADJUSTMENT - A positive or negative adjustment to a Fixed
          Allocation. It may apply if all or part of a Fixed A]location is withdrawn, transferred, or applied to an Annuity Option prior to the end of the Guarantee Period.

     MATURITY DATE - The date on which a Guarantee Period matures.

     SPECIALLY DESIGNATED DIVISION - Distributions from a portfolio underlying a Division in which reinvestment is not available will be allocated to this Division unless you specify otherwise.

     VALUATION DATE - The day at the end of a Valuation Period when each Division is valued.

     VALUATION PERIOD - Each Business Day together with any non-business days before it.


GA-CA-1007-04/95                        5

                        INTRODUCTION TO THE CERTIFICATE
- -----------------------------------------------------------------------------

THE CERTIFICATE

     You supply us with necessary information and the Initial Premium payment required to put this Certificate in effect. In return, we provide benefits as stated in the group contract and described in this Certificate.

THE CERTIFICATEOWNER

          You are the Certificateowner of this Certificate. You are also the Annuitant unless another Annuitant has been named by you and is shown in the Schedule. You have the rights and options described in this Certificate, including but not limited to the right to receive the annuity benefits on the Annuity Commencement Date.

          One or more people may own a Certificate. If there are multiple Certificateowners named, the age of the oldest Certificateowner shall be used to determine the applicable death benefit. In the case of a sole Certificateowner who dies prior to the Annuity Commencement Date, we will pay the Beneficiary the death benefit then due. The sole Certificateowner's estate will be the Beneficiary if no beneficiary designation is in effect, or if the sole designated Beneficiary has predeceased the Certificateowner. If the sole Certificateowner is not an individual, we will treat the Annuitant as the Certificateowner for purposes of determining when the Certificateowner dies under the death benefit provision (if there is no Contingent Annuitant), and the Annuitant's issue age shall determine the applicable death benefit payable to the Beneficiary. In the case of a joint Certificateowner dying prior to the Annuity Commencement Date, the surviving Certificateowner(s) shall be deemed the Beneficiary(ies).

THE ANNUITANT

     The Annuitant is the measuring life of the annuity benefits provided under this Certificate. The Annuitant may not be changed during the Annuitant's lifetime. You may name a Contingent Annuitant. The Contingent Annuitant becomes the Annuitant if the Annuitant dies while this Certificate is in effect prior to the Annuity Commencement Date. You will be the Contingent Annuitant unless you name someone else. The Annuitant must be a natural person. If the Annuitant dies and no Contingent Annuitant has been named, we will allow you sixty days to designate someone other than yourself as Annuitant. If all Certificateowners are not individuals and, through operation of this provision, a Certificateowner becomes the Annuitant, we will pay the death proceeds to the Beneficiary. If there are joint Certificateowners, we will treat the youngest of the Certificateowners as the Contingent Annuitant designated, unless you elect otherwise.

THE BENEFICIARY

          The Beneficiary is the person to whom we pay death proceeds if any Certificateowner dies prior to the Annuity Commencement Date. See Proceeds Payable to Beneficiary for more information. We pay death proceeds to the primary Beneficiary (unless there are joint Certificateowners in which case death benefit proceeds are payable to the surviving Certificateowner). If the primary Beneficiary dies before the Certificateowner, the death proceeds are paid to the contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the death proceeds to the Certificateowner's estate.

          One or more persons may be named as primary Beneficiary or contingent Beneficiary. In the case of more than one Beneficiary we will assume any death proceeds are to be paid in equal shares to the surviving Beneficiaries. You can specify other than equal shares.

          You have the right to change Beneficiaries during your lifetime, unless you designate the primary Beneficiary irrevocable. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise the rights and options under this Certificate.

CHANGE OF CERTIFICATEOWNER OR BENEFICIARY

     During your lifetime and while this Certificate is in effect you can transfer ownership of this Certificate or change the Beneficiary. To make any of these changes, you must send us written notice of the change in a form satisfactory to us. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. A change of Certificateowner may affect the amount of death benefit payable under this Certificate. See Proceeds Payable to Beneficiary.


GA-CA-1007-04/95                     6

                    PREMIUM PAYMENTS AND ALLOCATION CHANGES
- -----------------------------------------------------------------------------

INITIAL PREMIUM PAYMENT

     The amount and allocation of the Initial Premium payment is shown in the Schedule.

ADDITIONAL PREMIUM PAYMENT OPTION

     You may make additional premium payments at any time before the Annuity Commencement Date. Satisfactory notice to us must be given for additional premium payments. Restrictions on additional premium payments, such as the Attained Age of the Annuitant or Certificateowner and the timing and amount of each payment, are shown in the Schedule. We reserve the right to defer acceptance of or to return any additional premium payments

     As of the date we receive and accept your additional premium payment:

          (1) The Accumulation Value will increase by the amount of the premium payment less any premium deductions as shown in the Schedule.

          (2) The increase in the Accumulation Value will be allocated among the Divisions and the Fixed Allocations in accordance with your instructions. If you do not provide such instructions, allocation will be among the Divisions in proportion to the amount of Accumulation Value in each Division as of the date we receive and accept your additional premium payment. Allocations to the Fixed Account will be made only upon specific written request.

     Where to Make Payments

     Remit the premium payments to our Customer Service Center. On request we will give you a receipt signed by one of our officers.

YOUR RIGHT TO CHANGE ALLOCATION OF ACCUMULATION VALUE

     The Accumulation Value may be reallocated among the Divisions and the Fixed Allocations prior to the Annuity Commencement Date. The number of free allocation changes each Certificate Year that we will allow is shown in the Schedule. To make an allocation change, you must provide us with satisfactory notice at our Customer Service Center. The change will take effect when we receive the notice. Restrictions for reallocation into and out of the Divisions are shown in the Schedule. An allocation from the Fixed Allocation may be subject to a Market Value Adjustment. See Market Value Adjustment.

WHAT HAPPENS IF A DIVISION IS NOT AVAILABLE

     When a distribution is made from an investment portfolio supporting a unit investment trust Division or from a Division of a Managed Separate Account in which reinvestment is not available, we will allocate the distribution to the Specially Designated Division shown in the Schedule unless you specify otherwise.

     Such a distribution only occur when an investment portfolio or Division matures, when distribution from a portfolio or Division cannot be reinvested in the portfolio or Division due to the unavailability of securities, or for other reasons. When this occurs because of maturity, we will send written notice to you 30 days in advance of such date. To elect an allocation to other than the Specially Designated Division shown in the Schedule, you must provide satisfactory notice to us at least seven days prior to the date the investment matures. Such allocations will not be counted as an allocation change of the Accumulation Value for purposes of the number of free allocation changes permitted.


GA-CA-1007-04/95                        7

              HOW WE MEASURE THE CERTIFICATE'S ACCUMULATION VALUE
- -----------------------------------------------------------------------------

THE VARIABLE SEPARATE ACCOUNTS

     These accounts, which are designated in the Schedule, are kept separate from our General Account and any other Separate Accounts we may have. They are used to support variable annuity contracts and may be used for other purposes permitted by applicable laws and regulations. We own the assets in the Variable Separate Accounts. Assets equal to the reserves and other liabilities of the accounts will not be charged with liabilities that arise from any other business we conduct; but, we may transfer to our General Account assets which exceed the reserves and other liabilities of the Variable Separate Accounts. Income and realized and unrealized gains or losses from assets in these Separate Accounts are credited to or charged against the account without regard to other income, gains or losses in our other investment accounts

     One type of Variable Separate Account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for the group contract's purposes. This Separate Account is treated as a unit investment trust under Federal securities laws. It is registered with the SEC under the Investment Company Act of 1940. This Separate Account is also governed by state laws as designated in the Schedule.

     Another type of Variable Separate Account will invest directly in portfolio securities deemed appropriate by the investment adviser or the committee managing the Separate Account. This Separate Account is treated as an open end, diversified investment company under Federal securities laws. It is registered with the SEC under the Investment Company Act of 1940. The Separate Account is also governed by state laws as designated in the Schedule.

     We may offer certain non-registered Series or Variable Separate Accounts. Any such Series or Variable Separate Account is shown in the Schedule.

     Divisions of the Variable Separate Account

     A Unit Investment Trust Variable Separate Account includes Divisions, each investing in a designated investment portfolio. The Divisions and the investment portfolios in which they invest, if applicable, are specified in the Schedule. Some of the portfolios designated may be managed by a separate investment adviser. Such adviser will be registered under the Investment Advisers Act of 1940 if required.

     A Managed Variable Separate Account includes Divisions, each investing directly in portfolios of securities designed to meet the objectives of the Division. The Divisions, if applicable, and their objectives are specified in the Schedule. Some of the Divisions designated may be managed by a separate investment adviser. Such adviser may be registered under the Investment Advisers Act of 1940.

     Changes Within the Variable Separate Accounts

     We may, from time to time, make additional Separate Account Divisions available to you. These Divisions will invest in investment portfolios we find suitable for the group contract. We also have the right to eliminate Divisions from a Separate Account, to combine two or more Divisions or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio or Division no longer suits the purposes of the group contract. This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio or Division is no longer available for investment, or for some other reason. We will get prior approval from the insurance department of our state of domicile before making such a substitution.

     This approval process is on file with the insurance department of the jurisdiction in which the group contract is delivered. We will also get any required approval from the SEC and any other required approvals before making such a substitution.

     Subject to any required regulatory approvals, we reserve the right to transfer assets of the Divisions of the Variable Separate Account, which we determine to be associated with the class of contracts to which the group contract belongs, to another Variable Separate Account or Division.



GA-CA-1007-04/95                       8

- -----------------------------------------------------------------------------

     When permitted by law, we reserve the right to:

          (1) Deregister a Separate Account under the Investment Company Act of 1940;

          (2) Operate a Separate Account as a management company under the Investment Company Act of 1940, if it is operating as a unit investment trust;

          (3) Operate a Separate Account as a unit investment trust under the Investment Company Act of 1940, if it is operating as a Managed Separate Account;

          (4) Restrict or eliminate any voting rights of Certificateowners, or other persons who have voting rights as to a Separate Account; and,

          (5)  Combine a Separate Account with other Separate Accounts.

VALUATION PERIOD

     Each Division will be valued at the end of each Valuation Period on a Valuation Date. A Valuation Period is each Business Day together with any non-business days before it. A Business Day is any day the NYSE is open for trading and the SEC requires mutual funds, unit investment trusts, or other investment portfolios to value their securities.

ACCUMULATION VALUE

     The Accumulation Value of this Certificate is equal to the sum of the amounts that you have in each Division and the Fixed Allocations. You select how your Accumulation Value is allocated. The maximum number of Divisions and Fixed Allocations to which you may allocate Accumulation Value at any one time is shown in the Schedule.

ACCUMULATION VALUE IN EACH DIVISION AND FIXED ALLOCATION

     On the Certificate Date

     On the Certificate Date, the Accumulation Value is allocated to each Division and the Fixed Allocations as shown in the Schedule.

     On each Valuation Date

     At the end of each subsequent Valuation Period, the amount of Accumulation Value in each Division and Fixed Allocation will be calculated as follows:

          (1) We take the Accumulation Value in the Division or Fixed Allocation at the end of the preceding Valuation Period.

          (2) We multiply (1) by the Division's net rate of return for the current Valuation Period, or we calculate the interest to be credited to a Fixed Allocation for the current Va1uation Period.

          (3)  We add (1) and (2).

          (4) We add to (3) any additional premium payments (less any premium deductions as shown in the Schedule) allocated to the Division or Fixed Allocation during the current Valuation Period.

          (5) We add or subtract allocations to or from that Division or Fixed Allocation during the current Valuation Period.

          (6) We subtract from (5) any Partial Withdrawals which are allocated to the Division or Fixed Allocation during the current Valuation Period.

          (7) We subtract from (6) the amounts allocated to that Division or Fixed Allocation for:

               (a) any charges due for optional benefit riders as shown in the Schedule;

               (b)  any certificate fees as shown in the Schedule;

     All amounts in (7) are allocated to each Division or Fixed Allocation as explained in Charges Deducted from Accumulation Value.


GA-CA-1007-04/95                        9

- -----------------------------------------------------------------------------

FIXED ACCOUNT

     The Fixed Account is a Separate Account under state insurance law and is not required to be registered with the Securities and Exchange Commission under the Investment Company Act of 1940. The Fixed Account includes various Fixed Allocations which we credit with fixed rates of interest for the Guarantee Period or Periods you select. We reset the interest rates for new Fixed Allocations periodically based on our sole discretion.

     Guarantee Periods

     Each Fixed Allocation is guaranteed an interest rate for a period, a Guarantee Period. The Guaranteed Interest Rate for a Fixed Allocation is effective for the entire period. The Maturity Date of a Guarantee Period will be on the last day of the calendar month in which the Guarantee Period ends. Withdrawals and transfers made during a Guarantee Period may be subject to a Market Value Adjustment unless made within thirty days of the Maturity Date.

     Upon the expiry of a Guarantee Period, we will transfer the Accumulation Value of the expiring Fixed Allocation to a Fixed Allocation with a Guarantee Period equal in length to the expiring Guarantee Period, unless you select another period prior to a Maturity Date. We will notify you at least thirty days prior to a Maturity Date of your options for renewal. If the period remaining from the expiry of the previous Guarantee Period to the Annuity Commencement Date is less than the period you have elected or the period expiring, the next shortest period then available that will not extend beyond the Annuity Commencement Date will be offered to you. If a period is not available, the Accumulation Value will be transferred to the Specifically Designated Division.

     We will declare Guaranteed Interest Rates for the then available Fixed Allocation Guarantee Periods. These interest rates are based solely on our expectation as to our future earnings. Declared Guaranteed Interest Rates are subject to change at any time prior to application to specific Fixed Allocations, although in no event will the rates be less than the Minimum Guaranteed Interest Rate shown in the Schedule.

     Market Value Adjustments

     A Market Value Adjustment will be applied to a Fixed Allocation upon withdrawal, transfer or application to an Income Plan if made more than thirty days prior to such Fixed Allocation's Maturity Date, except on Systematic Partial Withdrawals and IRA Partial Withdrawals. The Market Value Adjustment is applied to each Fixed Allocation separately

     The Market Value Adjustment is determined by multiplying the amount of the Accumulation Value withdrawn, transferred or applied to an Income Plan by the following factor:

                           (1+I)^(N/365)
						-----------      -1
						(1+J+.0025)

     Where I is the Index Rate for a Fixed Allocation on the first day of the applicable Guarantee Period: J is the Index Rate for new Fixed Allocations with Guarantee Periods equal to the number of years (fractional years rounded up to the next full year) remaining in the Guarantee Period at the time of calculation; and N is the remaining number of days in the Guarantee Period at the time of calculation. (The Index Rate is described in the Schedule.)

     Market Value Adjustments will be applied as follows:

          (1) The Market Value Adjustment will be applied to the amount withdrawn before deduction of any applicable Surrender Charge.

          (2) For a partial withdrawal, partial transfer or in the case where a portion of a fixed allocation is applied to an Income Plan, the Market Value Adjustment will be calculated on the total amount that must be withdrawn, transferred or applied to an Income Plan in order to provide the amount requested.





GA-CA-1007-04/95                      10

- -----------------------------------------------------------------------------

          (3) If the Market Value Adjustment is negative, it will be assessed first against any remaining Accumulation Value in the particular Fixed Allocation. Any remaining Market Value Adjustment will be applied against the amount withdrawn, transferred or applied to an Income Plan.

          (4) If the Market Value Adjustment is positive, it will be credited to any remaining Accumulation Value in the particular Fixed Allocation. If a cash surrender, full transfer or full application to an Income Plan has been requested, the Market Value Adjustment is added to the amount withdrawn, transferred or applied to an Income Plan.

MEASUREMENT OF INVESTMENT EXPERIENCE

     Index of Investment Experience

     The investment experience of a Division is determined on each Valuation Date. We use an index to measure changes in each Division's experience during a Valuation Period. We set the index at $10 when the first investments in a Division are made. The index for a current Valuation Period equals the index for the preceding Valuation Period multiplied by the Experience Factor for the current Valuation Period.

     How We Determine the Experience Factor

     For Divisions of a Unit Investment Trust Separate Account, the Experience Factor reflects the investment experience of the portfolio in which the Division invests as well as the charges assessed against the Division for a Valuation Period. The factor is calculated as follows:

          (1) We take the net asset value of the portfolio in which the Division invests at the end of the current Valuation Period.

          (2) We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current Valuation Period. We subtract from that amount a charge for our taxes, if any.

          (3) We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.

          (4) We subtract the daily mortality and expense risk charge for each Division shown in the Schedule for each day in the Valuation Period.

          (5) We subtract the daily asset based administrative charge shown in the Schedule for each day in the Valuation Period.

     For Divisions of a Managed Separate Account which invest directly in portfolio securities, the Experience Factor reflects the investment experience of the Division as well as the charges assessed against the Division. The factor is calculated as follows:

          (1) Take the value of the assets in the Division at the end of the preceding Valuation Period.

          (2) Add to (1) any investment income and capital gains, realized or unrealized, credited to the assets during the current Valuation Period.

          (3) Subtract from (2) any capital losses, realized or unrealized, charged against the assets during the current Valuation Period.

          (4) Subtract from (3) any amount charged against the Division for any taxes.

          (5) Divide (4) by the value of the assets in the Division at the end of the preceding Valuation Period.

          (6) Subtract from (5) a daily charge for operating expenses actually incurred.

          (7) Subtract from (6) the daily charge for investment advice for each day in the Valuation Period as shown in the Schedule.

          (8) Subtract from (7) the daily charge for mortality and expense risks for each day in the Valuation Period as shown in the Schedule.

          (9) Subtract from (8) the daily asset based administrative charge for each day in the Valuation Period as shown in the Schedule.

     Calculations for Divisions investing in mutual fund portfolios are made on a per share basis. Calculations for Divisions investing in unit investment trusts are on a per unit basis.



GA-CA-1007-04/95                        11

- -----------------------------------------------------------------------------

     Net Rate of Return for a Separate Account Division

     The net rate of return for a Division during a Valuation Period is the Experience Factor for that Valuation Period minus one.

     Interest Credited to a Fixed Allocation

     A Fixed Allocation will be credited with the Guaranteed Interest Rate for the Guarantee Period in effect on the date the premium or reallocation is applied. Once applied, such rate will be guaranteed until that Fixed Allocation's Maturity Date. Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate.

     We periodically declare Guaranteed Interest Rates for then available Guarantee Periods. No Guaranteed Interest Rate will be less than the Minimum Guaranteed Interest Rate shown in the Schedule.

CHARGES DEDUCTED FROM ACCUMULATION VALUE ON EACH CERTIFICATE PROCESSING DATE

     All charges and fees are shown in the Schedule.

     Charge Deduction Division Option

     We will deduct all charges against the Accumulation Value of this Certificate from the Charge Deduction Division if you elected this option (see the Schedule). If you did not elect this option or if the charges are greater than the amount in the Charge Deduction Division, the charges against the Accumulation Value will be deducted as follows:

          (1) If these charges are less than the Accumulation Value in the Divisions, they will be deducted proportionately from all Divisions.

          (2) If these charges exceed the Accumulation Value in the Divisions, any excess over such value will be deducted from the Fixed Account.

     Any charges deducted from the Fixed Account will be taken from Fixed Allocations starting with the Guarantee Period nearest its Maturity Date until such charges have been paid.

     At any time while this Certificate is in effect, you may change your election of this option. To do this you must send a written request to our Customer Service Center. Any change will take effect within seven days of the date we receive your request.





GA-CA-1007-04/95                    12

                            YOUR CERTIFICATE BENEFITS
- -----------------------------------------------------------------------------

     While this Certificate is in effect, there are important rights and benefits that are available to you. We discuss these rights and benefits in this section.

CASH VALUE BENEFIT

     Cash Surrender Value

     The Cash Surrender Value before the Annuity Commencement Date, is determined as follows:

          (1)  We take the Certificate's Accumulation Value;

          (2)  We deduct any Surrender Charges;

          (3) We deduct any charges shown in the Schedule that have been incurred but not yet deducted, including:

               (a) any first-year administrative fee that has not yet been deducted;

               (b) any quarterly administrative fee to be deducted on the next Certificate Processing Date;

               (c) the pro rata part of any charges for optional benefit riders; and

               (d)  any applicable premium or similar tax.

          (4)  We adjust for any applicable Market Value Adjustment.

     Cancelling to Receive the Cash Surrender Value

     At any time before the Annuity Commencement Date, you may surrender this Certificate to us. To do this, you must return this Certificate with a signed request for cancellation to our Customer Service Center.

     The Cash Surrender Value will vary daily. We will determine the Cash Surrender Value as of the date we receive the Certificate and your signed request in our Customer Service Center. All benefits under this Certificate will then end.

     We will usually pay the Cash Surrender Value within seven days; but, we may delay payment as described in the Payments We May Defer provision.

PARTIAL WITHDRAWAL OPTION

     After the first Certificate Anniversary, you may make a Partial Withdrawal once in each Certificate Year, without incurring a Partial Withdrawal Charge. Any additional Partial Withdrawals in a Certificate Year are subject to a Partial Withdrawal Charge. The minimum amount that may be withdrawn is shown in the Schedule. The maximum amount that may be withdrawn is shown in the Schedule. Any withdrawal you make will not be treated as premium only for the purposes of calculating the Surrender Charge. To take a Partial Withdrawal, you must provide us with satisfactory notice at our Customer Service Center.


GA-CA-1007-04/95                        13

                             DEATH BENEFIT PROCEEDS
- -----------------------------------------------------------------------------

PROCEEDS PAYABLE TO THE BENEFICIARY

     Prior to the Annuity Commencement Date

     If the sole Certificateowner dies prior to the Annuity Commencement Date, we will pay the Beneficiary the death benefit. If there are joint Certificateowners and any Certificateowner dies, we will pay the surviving Certificateowners the death benefit. We will pay the amount on receipt of due proof of the Certificateowner's death at our Customer Service Center. Such amount may be received in a single lump sum or applied to any of the Annuity Options (see Choosing an Income Plan). When the Certificateowner (or all Certificateowners where there are joint Certificateowners) is not an individual, the death benefit will become payable on the death of the Annuitant prior to the Annuity Commencement Date (unless a Contingent Annuitant survived the Annuitant). Only one death benefit is payable under this Certificate. In all events, distributions under the Certificate must be made as required by applicable law.

     How to Claim Payments to Beneficiary

     We must receive proof of the Certificateowner's (or Annuitant's) death before we will make any payments to the Beneficiary. We will calculate the death benefit as of the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions.

     Guaranteed Death Benefit

     On the Certificate Date, the Guaranteed Death Benefit is equal to the premium paid. On subsequent Valuation Dates, the Guaranteed Death Benefit is calculated as shown in the Schedule. A change of Certificateowner will affect the Guaranteed Death Benefit. See the Schedule.





GA-CA-1007-04/95                        14

                            CHOOSING AN INCOME PLAN
- -----------------------------------------------------------------------------

ANNUITY BENEFITS

     If the Annuitant and Certificateowner are living on the Annuity Commencement Date, we will begin making payments to the Certificateowner. We will make these payments under the Annuity Option (or Options) as chosen initially or as subsequently selected. You may choose or change an Annuity Option by making a written request at least 30 days prior to the Annuity Commencement Date. Unless you have chosen otherwise, Option 2 on a 10-year period certain basis will become effective. The amount of the payments will be determined by applying the Accumulation Value on the Annuity Commencement Date in accordance with the Annuity Options section below (See Payments We May Defer). See Schedule for certain restrictions which may apply. Before we pay any annuity benefits, we require the return of this Certificate. If this Certificate has been lost, we require the applicable lost certificate form.

ANNUITY COMMENCEMENT DATE SELECTION

     You select the Annuity Commencement Date. You may select any date following the third Certificate Anniversary but before the required date of annuity commencement as shown in the Schedule. If you do not select a date, the Annuity Commencement Date will be in the month following the required date of annuity commencement.

FREQUENCY SELECTION

     You choose the frequency of the Annuity Payments. They may be monthly, quarterly, semi-annually, or annually. If we do not receive written notice from you, the payments will be made monthly.

THE INCOME PLAN

     While this Certificate is in effect and before the Annuity Commencement Date, you may choose one or more Annuity Options to which death benefit proceeds may be applied. If, at the time of the Certificateowner's death, no option has been chosen for paying death benefit proceeds, the Beneficiary may choose an option within one year. You may also elect an Annuity Option on surrender of the Certificate for its Cash Surrender Value. For each option we will issue a separate written agreement putting the option into effect.

     Our approval is needed for any option where:

          (1) The person named to receive payment is other than the Certificateowner or Beneficiary; or

          (2)  The person named is not a natural person, such as a corporation;
               or

          (3) Any income payment would be less than the minimum annuity income payment shown in the Schedule.

THE ANNUITY OPTIONS

     There are four options to choose from. They are:

     Option 1. Income for a Fixed Period

     Payment is made in equal installments for a fixed number of years. We guarantee each monthly payment will be at least the Income For Fixed Period amount shown in the Schedule. Values for annual, semiannual or quarterly payments are available on request.

     Option 2. Income for Life

     Payment is made to the person named in equal monthly installments and guaranteed for at least a period certain. The period certain can be 10 or 20 years. Other periods certain are available on request. A refund certain may be chosen instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death.



GA-CA-1007-04/95                        15

- -----------------------------------------------------------------------------

     We guarantee each pavment will be at least the amount shown in the Income for Life Table in the Schedule. By age we mean the named person's age on his or her last birthday before the option's effective date. Amounts for ages not shown are available on request.

     Option 3. Joint Life Income

     This option is available if there are two persons named to receive payments. At least one of the persons named must be either the Certificateowner or Beneficiary of this Certificate. Monthly payments are guaranteed and are made as long as at least one of the named persons is living. The monthly payment amounts are available upon request. Such amounts are guaranteed and will be calculated on the same basis as the Income for Life Table, however, the amounts will be based on two lives.

     Option 4. Annuity Plan

     An amount can be used to buy any single premium annuity we offer on the option's effective date.

PAYMENT WHEN NAMED PERSON DIES

     When the person named to receive payment dies, we will pay any amounts still due as provided by the option agreement. The amounts still due are determined as follows:

          (1) For Option 1 or any remaining guaranteed payments under Option 2, payments will be continued. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is 3% for Option 1 and 3.50% for Option 2. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in this Certificate.

          (2) For Option 3, no amounts are payable after both named persons have died.

          (3) For Option 4, the annuity agreement will state the amount due, if any.





GA-CA-1007-04/95
                                16

                          OTHER IMPORTANT INFORMATION
- -----------------------------------------------------------------------------

ENTIRE CONTRACT

     The group contract, including any attached rider, Endorsement, amendment and the application of the Contractholder, constitute the entire contract between the Contractholder and us. All statements made by the Contractholder, any Certificateowner or any Annuitant will be deemed representations and not warranties. No such statement will be used in any contest unless it is contained in the application signed by the Contractholder or in a written instrulnent signed by the Certificateowner, a copy of which has been furnished to the Certificateowner, the Beneficiary or to the Contractholder.

SENDING NOTICE TO US

     Whenever written notice is required, send it to our Customer Service Center. The address of our Customer Service Center is shown in Important Terms. Please include your Certificate number in all correspondence.

REPORTS TO CERTIFICATEOWNER

     We will send you a report, at least once during each Certificate Year, showing the Accumulation Value and the Cash Surrender Value of your Certificate as of the end of the Certificate Processing Period. The report will also show the allocation of the Accumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any other information that may be currently required by the insurance supervisory official of the jurisdiction in which this Certificate is delivered.

     We will also send you copies of any shareholder reports of the portfolios in which the Divisions of the Separate Accounts invest, as well as any other reports, notices or documents required by law to be furnished to Certificateowners.

ASSIGNMENT - USING THIS CERTIFICATE AS COLLATERAL SECURITY

     You can assign this Certificate as collateral security for a loan or other obligation. This does not change the Certificate ownership. Your rights and any beneficiary's rights are subject to the terms of the assignment. To make or release an assignment, we must receive written notice satisfactory to us, at our Customer Service Center. We are not responsible for the validity of any assignment.

CHANGING THE GROUP CONTRACT

     The group contract or any additional benefit riders may be changed to another annuity plan according to our rules at the time of the change.

CONTRACT CHANGES - APPLICABLE TAX LAW

     We reserve the right to make changes in the group contract, the Certificate, and their Riders to the extent we deem it necessary to continue to qualify the group contract as an annuity. Any such changes will apply uniformly to all Certificates that are affected. You will be given advance written notice of such changes.

MISSTATEMENT OF AGE OR SEX

     If an age or sex has been misstated, the amounts payable or benefits provided by this Certificate shall be those that the premium payment made would have bought at the correct age or sex.

NON-PARTICIPATING

     This Certificate does not participate in the divisible surplus of Golden American Life Insurance Company.





GA-CA-1007-04/95                        17

- -----------------------------------------------------------------------------

PAYMENTS WE MAY DEFER

     We may not be able to determine the value of the assets of the Divisions because:

          (1)  The NYSE is closed for trading;

          (2)  The SEC determines that a state of emergency exists; or

          (3) An order or pronouncement of the SEC permits a delay for the protection of Certificateowners.

          (4) The check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

     During such times, as to amounts allocated to the Divisions, we may delay:

          (1)  Determination and payment of the Cash Surrender Value;

          (2) Determination and payment of any death benefit if death occurs before the Annuity Commencement Date;

          (3)  Allocation changes of the Accumulation Value; or,

          (4)  Application of the Accumulation Value under an income plan.

     We reserve the right to delay payment of amounts allocated to the Fixed Account for up to six months.

AUTHORITY TO MAKE AGREEMENTS

     All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or broker, can:

          (1)  Change any of this Certificate's terms;

          (2)  Extend the time for premium payments; or

          (3)  Make any agreement binding on us.

REQUIRED NOTE ON OUR COMPUTATIONS

     We have filed a detailed statement of our computations with the insurance supervisory official in appropriate jurisdictions. The values are not less than those required by the law of that state or jurisdiction. Any benefit provided by an attached optional benefit rider will not increase these values unless otherwise stated in that rider.

FACILITY OF PAYMENT

     If no Beneficiary is named, we reserve the right to pay an amount not to exceed $2,000 to any person we determine to be entit1ed to such amount by reason of incurred expenses incident to the last illness or death of a Certificateowner.

INCONTESTABILITY

     The benefits under the group contract vrill not be contested, except for nonpayment of premiums, after it has been in effect during the Annuitant's lifetime for two years from the Certificate Date.





GA-CA-1007-04/95                      18

               GOLDEN
       [LOGO]  AMERICAN                               Section 72 Rider
               LIFE INSURANCE
               COMPANY
   A Subsidiary of [LOGO] Bankers Trust Company

Golden American is a stock company domiciled in Wilmington, Delaware
- -----------------------------------------------------------------------------

Required Distribution of Proceeds on Death of Owner

     This Rider is required to qualify the Contract to which it is attached as an annuity contract under Section 72 of the Internal Revenue Code of 1986, as amended (the "Code"). Where the terms of this Rider are in conflict with the terms of the Contract, the Rider will control. Golden American Life Insurance Company reserves the right to amend or administer the Contract and Rider as necessary to comply with applicable tax requirements. This Rider and the Contract should be construed so that they comply with applicable tax requirements.

Death of Owner On Or After Annuity Commencement Date

     IF ANY OWNER DIES ON OR AFTER the Annuity Commencement Date but prior to the time the entire interest in the Contract has been distributed, the remaining portion will be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's death.

Death of Owner Prior to Annuity Commencement Date

          IF ANY OWNER DIES PRIOR TO the Annuity Commencement Date, the entire interest in the Contract will be distributed within five years of the Owner's death.

          However, this distribution requirement will be considered satisfied as to any portion of the Owner's interest in the Contract which is payable to or for the benefit of a Designated Beneficiary and which will be distributed over the life of such Designated Beneficiary or over a period not extending beyond the life expectancy of that Designated Beneficiary, provided such distributions begin within one year of the Owner's death. If the Designated Beneficiary is the surviving spouse of the decedent, the Contract may be continued in the name of the spouse as Owner and these distribution rules are applied by treating the spouse as the Owner. However, on the death of the surviving spouse, this provision regarding spouses may not be used again.

          If any Owner is not an individual, the death or change (where permitted) of the Annuitant will be treated as the death of an Owner.

          The Designated Beneficiary is the person entitled to ownership rights under the Contract. Thus, where no death benefit has become payable, the Designated Beneficiary, for the purposes of applying this Rider, will be the Owner(s). Where a death benefit has become payable, the Designated Beneficiary, for the purposes of applying this Rider, is the person(s) entitled to the death benefit, generally the Beneficiary or surviving Owners, as appropriate. Upon the death of any Owner, the Designated Beneficiary will become the Owner and, if an individual, will become the Annuitant.

                    *                 *                *

     An Owner may notify Golden American as to the manner of payment under this Rider. If such Owner has not so notified Golden American prior to his or her death, the Designated Beneficiary under the Contract may so notify Golden American.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY

          President /s/Tery T. Kendall             Secretary

GA-RA-1001-12/94

               GOLDEN
       [LOGO]  AMERICAN                         Waiver of Surrender Charge Rider
               LIFE INSURANCE
               COMPANY
   A Subsidiary of [LOGO] Bankers Trust Company

Golden American is a stock company domiciled in Wilmington, Delaware
- -----------------------------------------------------------------------------


          Golden American Life Insurance Company ("we" or "us") will waive any Surrender Charge incurred due to a surrender or Excess Partial Withdrawal under the Contract in the event the Owner ("you") is subject to Qualified Extended Medical Care or suffers from a Qualifying Terminal Illness subject to the terms and conditions stated below:

Extended Medical Care

          To qualify for this waiver, you must first begin receiving Qualified Extended Medical Care on or after the first Contract Anniversary for at least 45 days during any continuous sixty-day period, and your request for the surrender or withdrawal, together with proof of such Qualified Extended Medical Care, must be received at our Customer Service Center during the term of such care or within ninety days after the last day upon which your received such care.

          "Qualified Extended Medical Care" means confinement in a Qualified Licensed Hospital or Nursing Care Facility prescribed by a Qualifying Medical Professional.

          "Qualifying Licensed Hospital or Nursing Care Facility" means a state-licensed hospital or state-licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis; and daily medical records are kept on each patient. This does not include a facility whose purpose is to provide accommodations, board or personal care services to individuals who do not need medical or nursing care; nor a place mainly for rest.

          "Qualifying Medical Professional" means a legally-qualified practitioner of the healing arts who is acting within the scope of hls or her license; is not a resident of your household or that of the Annuitant; and is not related to you or the Annuitant by blood or marriage.

Terminal Illness

          To qualify for this waiver, you must be first diagnosed by a Qualifying Medical Professional, on or after the first Contract Anniversary, as having a Qualifying Terminal Illness. Written proof of terminal illness, satisfactory to us, must be received at our Customer Service Center. We reserve the right to require an examination by a physician of our choice.

          "Qualifying Terminal Illness" means an illness or accident, the result of which results in a life expectancy of twelve months or less, as measured from the date of diagnosis.

Claims

          Evidence, satisfactory to us, must be submitted to qualify for waiver of Surrender Charge pursuant to this Rider. This evidence will be in writing and, where applicable, be attested to by a Qualified Medical Professional.

          This Rider is attached to and becomes part of the Contract to which it is attached. The provisions of this Rider shall supersede the provisions of the Contract where applicable.

                   GOLDEN AMERICAN LIFE INSURANCE COMPANY

          President /s/Tery T. Kendall             Secretary


GA-RA-1004-12/94

DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CERTIFICATE - NO DIVIDENDS

     Variable Cash Surrender Values while the Certificateowner is living and prior to the Annuity Commencement Date. Death benefit subject to guaranteed minimum. Additional premium payment option. Partial Withdrawal option. Non-participating. Investment results reflected in values.



GA-CA-1007-04/95